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                                                            EXHIBIT 10.4(d)
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                      THIRD AMENDMENT OF LEASE AGREEMENT
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     This THIRD AMENDMENT OF LEASE AGREEMENT is made and entered into this 1st day of January 1997, by and between LANDMARK ASSOCIATES OF MARYLAND II, a Maryland limited partnership herein called Landlord, and APPLIED RESEARCH CORPORATION, A Colorado corporation herein called Tenant.

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant heretofore entered into a Lease Agreement dated October 22, 1993, and subsequent amended said Lease Agreement on October 22, 1993 and May 12, 1994; and Tenant currently occupies approximately 12, 633 rentable square feet on the eleventh (11th) floor (herein called the Premises) in the building located at 8201 Corporate Drive, Landover, Maryland, (herein called the Building); and

     WHEREAS, Landlord and Tenant desire to make certain modifications to said Lease Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord and Tenant agree as follows:

1. Effective January 1, 1997, and subject to the terms, covenants and conditions hereinafter set forth, Landlord and Tenant agree to reduce the area of the Premises to approximately 11, 295 rentable square feel substantially as shown on the floor plan attached hereto as Exhibit A. Tenant certifies that it has vacated approximately 1,338 rentable square feel of the Premises as shown in Exhibit A (herein called the "Reduction Premises"). Tenant further agrees that it will allow the Landlord, its agent or employees, to enter the Reduction Premises at all times to examine, inspect, or to make such alterations and repairs to the Reduction Premises as the Landlord may deem necessary, or to exhibit the same to prospective tenants.

2. Effective March 1, 1997, Paragraph 3 (Rent; Adjustment Rent) of the Lease Agreement, as previously amended, shall be deleted in its entirely and replace with the following language:

3.   RENT: ADJUSTMENT RENT
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     a.  Tenant shall pay rent for the Premises during the Term at the rate of
     One Hundred Eighty Two Thousand One Hundred Twenty Five and 92/100
     Dollars ($182,125.92) per annum (herein called the "Minimum Rent") in lawful money of the United States, in equal monthly installments of Fifteen Thousand One Hundred Seventy Seven and 16/100 Dollars ($15,177.16), in advance, on or before the first (lst) day of each and every month during the Term at the office of Landlord herein designated (or such other place as Landlord may designate in a notice to Tenant), without prior demand therefor and without any setoff or deduction whatsoever. In the event that Tenant fails to pay any installment of Minimum Rent or additional rental on the first (1st) day of the month in which such installment is due, or any other sum hereunder within ten (10) days after accrual thereof or billing therefor, shall be added to such unpaid amount a late charge of ten percent (10%) of the installment or amount due in order to compensate Landlord for the extra administrative expenses thereby incurred. After fifteen (15) days have elapsed from the date of accrual or billing there shall be added to such unpaid amount a second late charge of an additional ten (10%) of the installment or amount due. After twenty (20) days have elapsed from the date of accrual or billing, the total amount due shall bear interest at the maximum rate allowable by law. The Minimum Rent for the first calendar month of the term shall be due and payable at the time of execution and delivery of this Lease. If the Commencement Date shall occur on a date other than the first day of any calendar month, Tenant shall pay to Landlord on the first day of the month next succeeding the month in which the Commencement Date shall occur an amount equal to the regular monthly installment of Minimum Rent divided by thirty (30) multiplied by the number of days int he period from and including the Commencement Date to and including the last day of the month in which the Commencement Date shall occur.

     b. Commencing with the first calendar year after the Base Year, and for each subsequent calendar year or portion thereof thereafter during the Term, Tenant shall pay to Landlord as additional rent (the "Adjustment Rent") the sum of the following:

          i. Tenant's Pro Rata Share (as hereinafter defined) of any increase in Operating Expenses (as hereinafter defined) between the then Current Lease year and the Base year; and

          ii. A percentage of the annual Minimum Rent set forth in Paragraph 3.a. above, equal to the percentage by which the Consumer Price Index for All Urban Consumers for All Items for Washington, DC. - Maryland - Virginia (hereinafter referred to as the "Index:), issued from time to time by the Federal Bureau of Labor Statistics or any successor agency, for the last calendar month available prior to the then Current Lease Year in question exceeds the Index for the last calendar month available prior to the month in which the Commencement Date falls.

     In the event that the Index is substantially modified or is no longer published, Landlord hereby agrees to substitute a comparable index thereto. In the event that Tenant does not agree to the comparable substitute, the matter will be determined by arbitration in accordance with the rules of the American Arbitration Association, at the expense of Tenant.

     Notwithstanding the foregoing, Landlord may alternatively elect that the amount of the increase in Operating Expenses shall be determined by multiplying (A) the amount by which the Operating Expenses in the Current Lease Year divided by the average number of square feet of rented space in the Building during said year exceed the Operating Expenses in the Base Year divided by the average number of square feet of rented space in the Building during said year, time (B) the average number of square feet of rented space in the Building during the Current Lease Year, and in that event, Tenant shall be required to pay Tenant's Pro Rata Share thereof as the sum due under Paragraph 3.b.i, above.

     If the Expiration Date of this Lease shall occur on a date other than the last day of a calendar year, then Tenant share of Adjustment Rent for the calendar year in which the Expiration Date falls shall be determined by multiplying the Adjustment Rent for the calendar year in which the Expiration Date falls (calculated as if the Expiration Date were the last day of such lease year) by a fraction, the numerator of which is the number of days from and including the first day of such calendar year to and including the Expiration Date, and the denominator of which is 365.

     For purposes of the foregoing, the following terms shall have the following meanings:

          (1) The term "Base Year" shall mean the twelve calendar months ending December 31, 1997.

          (2) The term "Current Lease Year" shall mean each calendar year or part thereof during the Term after the Base Year.

          (3) The "Tenant's Pro Rata Share" shall be six and 18/100 percent (6.18%).

          (4) Operating Expenses, as that term is used herein, shall consist of only the expenses described below as they relate to the Building and other appurtenant structures and facilities (collectively, the "Property"), all of which shall be computed on an accrual basis:

               (a) All costs associated with janitorial services. Said services shall consist of (I) nightly cleaning services throughout the Property, including, but not limited to, the Premises and other office suited, restroom (common area and private), common areas such as corridors, stairwell, and lobbies, (ii) periodic cleaning services including, but not limited to, stripping and waxing common area floors, machine scrubbing restroom (common area and private) floors, stripping and waxing vinyl composition floors in the common areas and in the office suites. In addition to the cost of janitorial services, the cost of all supplies necessary to perform the above slated services, and the cost of all paper products used to stock towel dispensers, toilet paper dispensers, etc., on an as needed basis, throughout the Building, shall also be considered to be included in this category of Operating Expense.

               (b) All costs associated with electrical, water, wastewater, and natural gas service, (herein referred to as Utilities") for the Property. These utilities shall provide electrical current for such things as heating, lighting, air conditioning, office equipment, etc.; water to office suites, restrooms, lawn irrigation systems, etc.; wastewater service for office suites and restrooms; and drainage from the Property. In addition to the cost for the utilities, all other charges whether federal, state, county or municipal, of other entity, whether such costs presently exist or are subsequently added, which are included as part of the invoices for the utilities listed herein. Landlord and Tenant agree that the income received from the Tenant, and/or other tenants of the Building, for after-hours use of the heating and cooling systems shall be credited against the total cost of utilities for the Property.

               (c) All taxes (including, but not limited to, real estate taxes), assessments and governmental charges whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Property or by other subsequently created or otherwise, and any other taxes and assessments attributable to the Property or its operation. Taxes for the Base year and any calendar year shall be deemed to be the taxes payable in the Base Year or calendar year in question, even though the levy or assessment may be for a different fiscal year. In the event Landlord elects to contest, or review to determine if it should contest, the costs (actual and/or proposed) associated with taxes, assessments and/or governmental charges for the Property as defined above, all costs related to such dispute(s), including, but not limited to, consultants, attorneys, other representatives, and related charges, shall be included in this category of Operating Expenses.

     c. Increases in each category of Operating Expenses described in Paragraph 3.b above shall be calculated separately (i.e., the categories of Operating Expenses described in subparagraphs (4)(a), (4)(b) and
     (4)(c) of Paragraph 3.b shall be computed independently of each other, and not on an aggregate basis).

     d. For each calendar year during the term of this lease following the Base Year, Tenant shall pay to Landlord on account of Adjustment Rent for any calendar year on the first day of each month during such calendar year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Adjustment Rent for such calendar year. After the end of any such calendar year and the delivery of Tenant's Adjustment Rent Statement (as discussed below), if the amount paid by Tenant during such calendar year shall exceed the actual amount set forth in said statement, such excess shall be paid by Landlord to Tenant within thirty (30) days after Tenant's receipt of the Tenant's Adjustment Rent Statement; if, on the other hand, the amount shown in Tenant's Adjustment Rent Statement shall be greater than the aggregate amount paid by Tenant as an estimate on account of such Adjustment Rent for the calendar year in question, Tenant shall pay to Landlord, within thirty (30) days after Tenant's receipt of the Tenant's Adjustment Rent Statement, the difference between the amount theretofore paid by Tenant and the actual amount of such Adjustment Rent.

     e. Following the end of any calendar year, Landlord shall furnish Tenant with a statement (herein called the "tenant's Adjustment Rent Statement"), setting forth the amount of Adjustment Rent payable by Tenant pursuant to Paragraph 3.b., above, by reason of any increase in any category of Operating Expenses, and any increase attributable to any increase in the Index. If Tenant does not request the additional information provided for herein, Tenant shall, within thirty (30) days of receipt of Tenant's Adjustment Rent Statement, pay the amount of Adjustment Rent shown thereon. Upon written request from Tenant to Landlord, Landlord shall provide, within a reasonable time after Landlord's receipt of Tenant's written request, reasonable supporting information to substantiate the actual amount of each category of Operating Expenses for such calendar year. Tenant's written request must be received by Landlord within thirty (30) days of Tenant's receipt of Tenant's Adjustment Rent Statement. Upon receipt of such supporting information, if Tenant disputes any charge(s) shown on the Tenant's Adjustment Rent Statement, Tenant must advise Landlord of their claim in writing within thirty (30) days of receipt of the additional supporting information. If no notice is received by Landlord during this thirty
     (30) day time period, all amounts included in the Tenant's Adjustment Rent Statement shall be deemed acceptable to Tenant, and no further dispute of the charges may be filed. Notwithstanding the foregoing, Tenant shall have the right, following written notice to Landlord, as per above, to audit Landlord's books and records relating to the calculation of Operating Expenses upon the following terms and conditions: (1) Tenant may not request such audit more frequently than once per calendar year;
     (2) Tenant's written request must specify the category of Operating Expenses to be audited; (3) such audit must be performed by an accounting firm approved by Landlord, such approval not to be unreasonable withheld;
     (4) such audit must be performed in Landlord's offices in Austin, Texas for a period of no more than three (3) consecutive business days; and (5) the cost of such audit shall be the responsibility of Tenant' provided however, if such audit reveals a discrepancy of five percent (5%) or more in any category of Operating Expenses which negatively impacts Tenant, Landlord shall pay the cost of such audit.

3. For the purpose only of calculating the portion of Adjustment Rent stated in paragraph 3.b.ii. of the Lease, the Commencement Date shall be January 1, 1997.

4. Tenant hereby releases Landlord from any obligation to pay and expressly waives any claim to the construction allowance stated in paragraph 1 of the First Amendment of Lease Agreement. The terms of Paragraph 1 of the First Amendment of Lease Agreement are hereby deleted and shall be considered null and void.

5. If any of the terms or provisions of the original Lease Agreement or any subsequent amendments are in conflict with the terms or provisions of this Amendment, the terms or provision of this Amendment shall prevail.

6. Landlord and Tenant hereby agree and certify that the Lease is in full force and effect and, except as expressly modified herein, all of the terms, covenants and conditions of the Lease and the prior Amendments shall remain in effect and unchanged. Landlord and Tenant further agree and certify that (a) there exists no default or breach on the part of either Landlord or Tenant under the Lease, nor has an event occurred which with the giving of notice, passage of time or both, would constitute an event of default or breach under the terms of the Lease;
     (b) there exists no defenses against the enforcement of any right or remedy of either party under the Lease, or of any duty or obligation of Landlord or Tenant thereunder; and (c) both Landlord and Tenant have the full right, title and authority to execute and enter this Amendment and have taken all actions and obtained all approvals and consents necessary on their respective parts to authorize the transactions contemplated by this Amendment.

TENANT:                                 LANDLORD:

APPLIED RESEARCH CORPORATION            LANDMARK ASSOCIATES OF MARYLAND II



/s/                                     /s/
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S. P. S. Anand, President               ____________________, General Partner